TREE TOP INDUSTRIES INC. ANNOUNCES
                        SPECIAL SHAREHOLDER'S MEETING TO
                         APPROVE PLAN OF REORGANIZATION

For Immediate Release                                            August 28, 2006

NEW YORK, NY. Tree Top Industries, Inc. ("GOMD.OB") announced today that it has agreed to a plan of reorganization to become a holding company with management oversight of various business assets of companies in the oil and gas industry sector. The terms of the plan are still subject to negotiation and shareholder approval.

A special shareholder's meeting will be scheduled as soon as possible to approve the plan. Notice of the special shareholder's meeting will be mailed out to our shareholders together with a proxy statement on Form 14 as soon as it is filed with the Securities and Exchange Commission (the "SEC"). The meeting will be held in Las Vegas, NV on a date to be set following confirmation of the venue.

As part of the plan, the Company has incorporated a merger subsidiary Universal Energy & Services Group, Inc. under the laws of the State of Nevada. The merger subsidiary will be qualified for a tax free exchange of shares with the various business assets of the merger companies. As a condition to implementing the plan, the company will have to obtain majority shareholder approval prior to closing.

David Reichman, President and CEO stated "we have worked hard to identify the right plan of reorganization for our shareholders. We believe that the oil and gas industry sector gives us the best opportunity for sustained growth and share value. We will announce further details after we file our Form 14 proxy statement with the SEC." "Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Green Parts International, Inc.'s business which are not historical facts are "forward looking" statements that involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those express or implied in the forward looking statements as a result of various factors."

Source: Tree Top Industries, Inc.

Contact:  1-800-472-7957